GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series "of the Trust as of August 31, 2001:"

Fund                                            Shareholder

GMO U.S. Core Fund                              NRECA
GMO Growth Fund                                 Surdna Foundation Inc
GMO Growth Fund                                 "The Northern Trust Company, Trustee of The Aerospace Corporation
                                                Employees Retirement Plan Trust"
GMO Value Fund                                  Leland Stanford Junior University II
GMO Short-Term Income Fund                      Bost & Co A/C NYXF1049822 (Verizon-STIF)
GMO International Intrinsic Value Fund          State Street Bank as Trustee for the Electronic Data Systems Corporation
GMO International Intrinsic Value Fund          Trustees of Columbia University in the City of New York - Global
GMO International Intrinsic Value Fund          Sisters of the Holy Cross Inc. c/o Sister Mary Eliza Martin CSC General Treasurer
GMO Tobacco-Free Core Fund                      "Northern Trust Company Custodian FBO Mayo Foundation
                                                (General) A/C# 26-1024, Attn Mr. Harry Hoffman"
GMO Tobacco-Free Core Fund                      "Northern Trust Company as Trustee FBO Mayo Foundation
                                                (Pension) AC# 22-06943, Attn Mr. Harry Hoffman"
GMO Tobacco-Free Core Fund                      "Dewitt Wallace - Reader's Digest Fund, IN"
GMO International Small Companies Fund          Princeton University TR
GMO International Small Companies Fund          Yale University
GMO U.S. Sector Fund                            Cormorant Fund c/o GMO
GMO International Bond Fund                     Saturn & Co A/C 4600712 c/o Investors Bank & Trust Company TR - FBO
                                                The John Hancock Mutual Life Insurance Company Pension Plan
GMO International Bond Fund                     Bost & Co A/C NYXF1049812 (Verizon-IBF)
GMO Small Cap Growth Fund                       Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO Emerging Markets Fund                       Princeton University TR
GMO Emerging Markets Fund                       Charles Schwab & Co Inc
GMO Emerging Country Debt Fund                  San Francisco City & County Retirement System
GMO Emerging Country Debt Fund                  "Chase Manhattan Bank, TTEE for General Motors Employees Global Group Pension Trust"
GMO Global Hedged Equity Fund                   The Edna McConnell Clark Foundation
GMO Currency Hedged International Bond Fund     Metropolitan Opera Association Inc
GMO Currency Hedged International Bond Fund     The Edna McConnell Clark Foundation
GMO Currency Hedged International Equity Fund   The Edna McConnell Clark Foundation
GMO Global Bond Fund                            Fresno County Employees' Retirement Association
GMO Foreign Fund                                Princeton University TR
GMO Foreign Fund                                American Committee For The Weizmann Institute of Science Inc.
GMO World Equity Allocation Fund                Mars & Co (Bridgewater College) c/o Investors Bank & Trust Co
GMO Global (U.S.+) Equity Allocation Fund       "Bost & Co, Yale Trusts"
GMO Core Plus Bond Fund                         Northern Trust Company as Trustee FBO Mayo Foundation A/C 26-07633 USB
GMO Core Plus Bond Fund                         Northern Trust Company as Trustee FBO Mayo Foundation A/C 22-05191 USB 2
GMO Asia Fund                                   Princeton University TR
GMO Tax-Managed U.S. Equities Fund              Fleet National Bank Metcalf FBO Various Accounts
GMO Tax-Managed International Equities Fund     Gordon Family Trust
GMO Tax-Managed International Equities Fund     The Northern Trust Mars Benefit Trust
GMO Intrinsic Value Fund                        Princeton University TR
GMO Emerging Country Debt Share Fund            Sprint Corporate Master Trust
GMO Tax-Managed Small Companies Fund            Bank of America FBO William Barron Hilton Charitable Remainder Trust
GMO Alpha LIBOR Fund                            The Chase Manhattan Bank as Directed Trustee for the IBM Personal Pension Plan Trust
GMO Foreign Small Companies Fund                Princeton University TR
GMO Foreign Small Companies Fund                Northern Trust Company as Trustee FBO FMC Master Retirement Trust A/C# 22-05285


The following shareholders ceased to hold greater than 25% of the outstanding shares of a "series of the Trust during the period March 1, 2001 through August 31, 2001:"

Fund                                            Shareholder

GMO U.S. Core Fund                               Wheeler & Co F/B/O The Hyams Foundation Inc.
GMO Short-Term Income Fund                       Bost & Co A/C NYXF1749622 (Verizon-STIF)
GMO Global Hedged Equity Fund                    Partners Healthcare System Pooled Investment Accounts
GMO Currency Hedged International Bond Fund      Bost & Co A/C NYXF1783842 - FBO Bell Atlantic-Fixed Income
GMO Currency Hedged International Equity Fund    Trustees of Columbia University in the City of New York - Global
GMO International Equity Allocation Fund         MD Co FBO Memorial Drive Trust c/o MDT Advisors Inc
GMO World Equity Allocation Fund                 Longwood College Foundation Inc
GMO Core Plus Bond Fund                          Phillips Exeter Academy
GMO Core Plus Bond Fund                          GMO Global Balanced Allocation Fund
GMO Foreign Small Companies Fund                 FMC Corporation Defined Benefit Retirement Trust